EXHIBIT 21
                        SUBSIDIARIES OF BANTA CORPORATION

                                        OWNERSHIP BY
                                           BANTA                STATE OR
                                        CORPORATION           JURISDICTION
                                       OR ONE OF IT'S       OF INCORPORATION
   LIST OF SUBSIDIARIES                 SUBSIDIARIES        OR ORGANIZATION
   Banta Direct Marketing, Inc.             100%               Minnesota
   Banta Europe Corp.                       100%                Ireland
   Banta Healthcare Products, Inc.          100%               Wisconsin
   Banta Security Printing, Inc.            100%               Wisconsin
   Banta Software Services
    International, Inc.                     100%               Minnesota
   Banta Ventures, Inc.                     100%               Wisconsin
   Banta Global Turnkey B.V.                100%            The Netherlands
   Banta Global Turnkey France              100%                 France
   Banta Global Turnkey Limited             100%                Ireland
   Banta Global Turnkey Limited             100%                Scotland
   Danbury Printing & Litho, Inc.           100%               Minnesota
   Dimensional Neon, Inc.                   100%               Wisconsin
   The DI Group, Inc.                       100%             Massachusetts
   KCS Industries Inc.                      100%               Wisconsin
   KnowledgeSet Corporation                 100%               California
   New Frontiers Information Corporation    100%             Massachusetts
   One Pass Network, Inc.                   100%               California
   Packaging Fulfillment Specialists, Inc.  100%               Wisconsin
   United Graphics Inc.                     100%               Washington
   Wrapper, Inc.                            100%               Wisconsin